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                                                                       EXHIBIT 5



                                 March __, 2000



(650) 849-5300                                                     C 41507-00001



Harmonic, Inc.
549 Baltic Way
Sunnyvale, CA 94089

     RE: REGISTRATION STATEMENT ON FORM S-4 (REG. NO. 333-__________________)

Gentlemen:

     We have acted as counsel for Harmonic, Inc., a Delaware corporation (the "Company"), in connection with the merger (the "Merger") of C-Cube Microsystems, Inc. ("C-Cube Microsystems") into the Company after the proposed spin-off by C-Cube Microsystems of its semiconductor business, and the issuance and registration of shares of the Company's Common Stock, par value $.001 per share (the "Shares"), in connection with the Merger. The Company proposes to issue the Shares in exchange for shares of C-Cube Microsystems' Common Stock, par value $0.001 per share, as described in the above-referenced Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). In connection therewith, we have examined, among other things, the Registration Statement, as well as the proceedings and other actions taken by the Company in connection with the authorization of the Shares and such other matters as we deemed necessary for purposes of rendering this opinion.

     Based on the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares have been duly authorized and (ii) upon issuance of the Shares in connection with the Merger as described in the Registration Statement and the Prospectus constituting a part thereof (the "Prospectus"), the Shares will be validly issued, fully paid and non-assessable.

     The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to the present laws of the State of Delaware and to the present federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" contained in this Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Securities and Exchange Commission.

                                        Very truly yours,


                                        -------------------------------
                                        GIBSON, DUNN & CRUTCHER LLP

LC/SS/MBM